UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2025

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

As described under Item 8.01 below, on March 5, 2025, Global Water – Santa Cruz Water Company, Inc. (“GW-Santa Cruz”) and Global Water – Palo Verde Utilities Company, Inc. (“GW-Palo Verde”), two of the regulated subsidiaries of Global Water Resources, Inc. (the “Company”), each filed a rate case application and related schedules with the Arizona Corporation Commission (the “ACC”) for water and wastewater rates, based on a 2024 test year. The rate case applications are available on the ACC website at edocket.azcc.gov. The applications' ACC docket numbers are 25-0022 and 25-0023. The information on this website is not incorporated by reference into this Current Report on Form 8-K.

Item 8.01	Other Events
On March 5, 2025, GW-Santa Cruz and GW-Palo Verde each filed a rate case application with the ACC for water and wastewater rates, respectively. These two subsidiaries are the Company’s largest utilities, collectively representing 57,842 active service connections across 207 square miles of ACC-designated service areas, or about 89.6% of the Company’s total active service connections.
The rate increases, if approved by the ACC, would result in a net annual revenue increase of approximately $6.5 million and an approximate 11% increase in the total median monthly aggregate bill for GW-Santa Cruz and GW-Palo Verde customers. The Company proposed that the new rates would be phased in over two years, with the first phase to be implemented in May 2026 and the second phase in January 2027. The requested rate increases would reflect a proposed resolution of matters relating to the Company’s Southwest Plant with the ACC, including recovery of the Company’s investment and premature revenue collection with respect to the Southwest Plant. The Company also requested the ACC’s approval of a formula rate plan that, if approved, would enable GW-Santa Cruz and GW-Palo Verde to adjust their rates on an annual basis based on a pre-approved formula related to specific cost inputs.
There can be no assurance that the ACC will approve the requested rate increases (or any increase) or the formula rate plan, and the ACC could take other actions as a result of the rate case. Further, it is possible that the ACC may determine to decrease future rates whether as a result of the resolution of matters relating to the Company’s Southwest Plant or otherwise. There can also be no assurance as to the timing of when any approved rate increase (if any) would go into effect. The Company cannot speculate as to the ACC’s final determination of the application in any respect whatsoever.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the Company’s rate case filings, including the outcome and timing of the rate cases, as well as the anticipated benefits resulting from the related rate decisions. These statements may be identified by the use of words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, such as those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: March 11, 2025	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer